UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 23, 2008

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2008, we entered into an Indemnification Agreement with each of our current directors and executive officers. Each such Indemnification Agreement is in the form attached as Exhibit 10.21. Certain of our directors and officers had entered into an Indemnification Agreement with the Company in 1997. For such directors and officers, the new Indemnification Agreement will supersede the previous agreement. As was the case with the previous form of indemnification agreement, the new Indemnification Agreement, among other things, commits the Company, subject to various terms and conditions, to indemnify the indemnitee against expenses arising by reason of the indemnitee’s service as a director or officer of the Company.

The foregoing description of the new form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the new form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.21 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.21:	Form of Indemnification Agreement for Directors and Executive Officers of OSI Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: October 23, 2008

	By:	/s/ Victor Sze
Victor Sze
Executive Vice President,
Secretary, and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.21	Form of Indemnification Agreement for Directors and Executive Officers of OSI Systems, Inc.